Exhibit 99.1

Talis Biomedical Announces Exploration of Strategic Alternatives and Cost Reduction Plan to Preserve Cash

REDWOOD CITY, Calif.– November 14, 2023 – Talis Biomedical Corporation (Nasdaq: TLIS), a diagnostic company dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care, today announced it has initiated a process to explore strategic alternatives with the goal of maximizing shareholder value. While the Company has made progress developing the Talis One® system, it believes that this is a prudent path forward given current market conditions.

As part of this process, the Company’s Board of Directors has appointed a special committee of independent, disinterested directors to consider a wide range of strategic alternatives, including, but not limited to, equity or debt financing alternatives, an acquisition, merger, reverse merger, divestiture of assets, licensing or other strategic transactions. The Company has engaged TD Cowen to act as a financial advisor in its review of strategic alternatives. Seyfarth Shaw has been appointed as legal advisor to the review process.

In connection with the evaluation of strategic alternatives and to preserve cash, Talis Biomedical is reducing its workforce by approximately 90 percent and consolidating operations to a single site in Chicago. Further to these actions, the Company will be implementing additional cost-saving measures to lower cash burn.

There can be no assurance that the ongoing strategic review will result in Talis Biomedical entering into any transaction or that any transaction will be completed on attractive terms. The Company has not set a timetable for completion of the strategic process and does not intend to provide progress updates unless and until it is determined that further disclosure is appropriate or necessary.

Third Quarter 2023 Financial Results

Revenue was $0.1 million for the third quarter of 2023, compared to $0.8 million for the same period in 2022.

Operating expenses were $17.1 million in the third quarter of 2023, compared to $27.6 million for the same period in 2022. The decrease was primarily driven by a decline in depreciation expense, lower investments in raw card inventory and manufacturing as well as the realization of benefits from the cost reduction measures implemented during 2022.

Net loss was $15.7 million for the third quarter of 2023, compared to $26.0 million for the same period in 2022.

Cash and cash equivalents as of September 30, 2023, were $88.0 million.

Due to its exploration of strategic alternatives, Talis Biomedical will not host a conference call to discuss third quarter results. For further detail and discussion of the Company’s financial performance, please refer to the company’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2023.

About the Talis One System
The Talis One system is a compact, sample-to-answer molecular testing platform designed to enable rapid, highly accurate point-of care infectious disease testing in non-laboratory settings. The Talis One test cartridge is a fully self-contained, closed device that includes all the necessary reagents to perform a Talis One test. When loaded into the Talis One instrument, each cartridge fully automates sample lysis, nucleic acid extraction and purification, isothermal amplification, and target detection. The Talis One test system is not authorized, cleared, or approved by the FDA and is not available for sale.

About Talis Biomedical
Talis Biomedical is dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care. The Company plans to develop and commercialize innovative products on its sample-to-answer Talis One® system to enable accurate, low cost, and rapid molecular testing. For more information, visit talisbio.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “would,” “should,” “believe,” “expect,” “anticipate,” “could,” “estimate,” “continue,” “predict,” “potential,” “forecast,” “project,” “plan,” “intend” or similar expressions, or other words that convey uncertainty of future events or outcomes can be used to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the possibility that no strategic alternatives will be available to us and that our stockholders will not realize any value in our shares; our future revenue growth and profit margins; and our ability to lower our cash burn, extend operations and extend our cash runway. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the risk that exploration of strategic alternatives may not result in any definitive transaction or enhance stockholder value and may create a distraction or uncertainty that may adversely affect our operating results, business, or investor perceptions; expectations regarding future costs and expenses; the uncertainty about the paths of our programs and our ability to evaluate and identify a path forward for those programs, particularly given the constraints we have as a small company with limited financial, personnel and other operating resources (including with respect to the allocation of our limited capital and the sufficiency of our capital in the near term for any path we do select). These and other risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Talis assumes no obligation to updates forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Contact

Media & Investors
Emily Faucette
efaucette@talisbio.com
415-595-9407

Talis Biomedical Corporation

Condensed Balance Sheets

(in thousands)

	September 30	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 87,996	$ 130,191
Accounts receivable, net	5	308
Prepaid expenses and other current assets	1,531	2,783
Total current assets	89,532	133,282
Property and equipment, net	3,332	3,312
Operating lease right-of-use-assets	12,822	30,920
Other long-term assets	1,542	1,776
Total assets	$ 107,228	$ 169,290
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 2,697	$ 3,768
Accrued compensation	2,255	4,212
Accrued liabilities	637	989
Operating lease liabilities, current portion	2,861	3,703
Total current liabilities	8,450	12,672
Operating lease liabilities, long-term portion	17,222	29,879
Total liabilities	$ 25,672	$ 42,551
Stockholders’ equity:
Series 1 convertible preferred stock	3	3
Common Stock	—	—
Additional paid-in capital	608,054	604,690
Accumulated deficit	(526,501)	(477,954)
Total stockholders’ equity	81,556	126,739
Total liabilities and stockholders’ equity	$ 107,228	$ 169,290

Talis Biomedical Corporation

Condensed Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Grant revenue	$ 64	$ 66	$ 1,678	$ 1,010
Product revenue, net	76	730	261	3,545
Total revenue, net	140	796	1,939	4,555
Operating expenses:
Cost of products sold	6	1,236	33	6,059
Research and development	8,302	17,521	32,653	55,589
Selling, general and administrative	8,803	8,825	21,612	29,933
Total operating expenses	17,111	27,582	54,298	91,581
Loss from operations	(16,971)	(26,786)	(52,359)	(87,026)
Other income, net	1,289	765	3,812	943
Net loss and comprehensive loss	$ (15,682)	$ (26,021)	$ (48,547)	$ (86,083)